Exhibit 99.4

Name	Scheduled	POC	Claim Amount	Amt to be Paid Under Plan	Comments
Alabama Dept of Revenue				$0.00
Arizona				$0.00
Arkansas				$0.00
City of Brentwood				$0.00
City of Mobile Dept #1530				$0.00
Colorado Dept of Revenue		71	$3,679.00	$0.00	Debtor has objected to the Claim.
Georgia Dept of Labor				$0.00
Illinois Dept of Employment Security		73	$393.36	$0.00	Debtor has objected to the claim. Illinois has advised that no obligations are owed.
Illinois Dept of Employment Security		74	$193.95	$0.00	Debtor has objected to the claim. Illinois has advised that no obligations are owed.
Indiana Dept of Revenue				$0.00
Internal Revenue Service	$0.00	28	$71,021.37	$0.00	Claim has been amended to reflect no obligation owed.
Johnson County Treasurer	$3,777.62	9-12	$4,725.79	$0.00	All Claims have been withdrawn.
Kansas Dept of Revenue				$0.00
Michigan Dept of Treasury				$0.00
Minn Dept of Employment & Economic Development				$0.00
Minnesota Dept of Revenue	$464.00	25	$464.00	$464.00
Missouri Dept of Labor and Industrial Relations				$0.00
N. Carolina Employment Security Commission				$0.00
N.Carolina Revenue Dept	$46.89	72 & 77	$556.27	$546.27	Objected to Claim 77 as duplicative. Amount reflected is the priority portion of the Claim.
PA Dept of Labor and Industry				$0.00
Pennsylvania Dept of Revenue				$0.00
S. Carolina Revenue Dept	$2,080.83	32	$2,247.86	$2,102.26	This is the priority portion of the Claim.
SC Dept of Revenue		76	$2,382.00	$0.00	Debtor has objected to this Claim.
SC Dept of Revenue Rental Surcharge		75	$18,282.21	$0.00	Debtor has objected to this Claim.
State of California Board of Equalization	$47.82			$47.82
State of Michigan Workers’ Compensation Agency				$0.00
Texas Workforce Commission				$0.00
Utah State Tax Commission Taxpayer Services Division				$0.00
Wash St Dept of Revenue	$690.57	29	$4,136.40	$690.57	Debtor has objected to all but this amount.

Total Estimated Claims				$3,850.92